Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Albemarle Corporation of our report dated February 15, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 2, 2023
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